UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2017

MUTUALFIRST FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	000-27905 (Commission File Number)	35-2085640 (IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana (Address of principal executive offices)	47305-2419 (Zip Code)

Registrant's telephone number, including area code (765) 747-2800

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

On June 23, 2017, David W. Heeter, President and Chief Executive Officer, and Patrick C. Botts, Executive Vice President, adopted stock trading plans in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and pursuant to the MutualFirst Financial (the “Company”) Insider Trading Compliance Guidelines.

These prearranged trading plans, executed during the Company’s most recent open trading window period, allow for the cashless net exercise of the following stock option awards, each of which would expire on December 17, 2018 if not exercised:

Grantee	Option Shares
David W. Heeter	25,515
Patrick C. Botts	11,646

Mr. Heeter and Mr. Botts entered into the 10b5-1 Plans as part of their personal long-term financial and tax planning strategy and to provide for an orderly execution of that strategy prior to the expiration of the subject options.

Stock transactions pursuant to these trading plans will be disclosed publicly through Form 4 and Form 144 filings with the U. S. Securities and Exchange Commission. Except as required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans or to report modifications or terminations of these plans.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: June 23, 2017	By:	/s/ Christopher D. Cook
Christopher D. Cook SVP, Treasurer and Chief Financial Officer

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